UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 22, 2010

AB&T FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	000-53249	26-2588442
(State or other jurisdiction of incorporation or organization)	COMMISSION FILE NUMBER	(I.R.S. Employer Identification No.)

292 West Main Avenue, Gastonia, North Carolina 28054
(Address of principal executive offices)       (Zip Code)

(704) 867-5828
(Registrant’s Telephone Number Including Area Code

Not Applicable
(Former name or former address, if changed since last report.)
____________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 22, 2010, AB&T Financial Corporation (the “Registrant”) held its annual meeting of shareholders.  There were three proposals submitted to shareholders at the annual meeting.  In the case of proposal 1, management’s director nominee was approved and elected to serve on the Registrant’s board of directors.  All other proposals were also approved by the shareholders entitled to vote at the annual meeting. The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the annual meeting filed on April 30, 2010, with the Securities and Exchange Commission.

The voting results were as follows:

Proposal 1 : Proposal to elect one member of the board of directors for a term of three years.

Director	Votes For	Votes Withheld	Broker Non-Votes

Joseph H. Morgan	1,253,648	243,963	323,233

Proposal 2: Proposal to ratify a non-binding shareholder resolution regarding executive compensation.

For	Against	Abstain	Broker Non-Votes

1,563,639	50,185	207,020	0

Proposal 3: Proposal to ratify the appointment of Elliott Davis, PLLC, as the Registrant’s independent registered public accounting firm for 2010.

For	Against	Abstain	Broker Non-Votes

1,800,640	3,241	16,963	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  AB&T Financial Corporation
                                                                                                               (Registrant)

Date   June 23, 2010
                                                      /s/ Daniel C. Ayscue
Daniel C. Ayscue
President and Chief Executive Officer